Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Barbara Doyle Investor Relations contact 651-236-5023

NEWS	January 22, 2020

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2019 Results

Debt pay down of $268 million in 2019 exceeded $200 million target

Diluted FY19 EPS of $2.52; Adjusted diluted FY19 EPS of $2.96, within company’s guidance range

Completed previously announced business realignment to 3 global segments

Announced Fiscal Year 2020 Adjusted Diluted EPS Guidance of $3.15 to $3.35

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter and fiscal year ended Nov. 30, 2019.

Items of Note for Fourth Quarter 2019

■

Higher full year 2019 operating cash flow of $269 million enabled debt pay down of $268 million, exceeding the company’s initial 2019 paydown target of $200 million by 34%, and also exceeding its updated outlook of $260 million, as provided during its Sept. 25, 2019 analyst call;

■	Integration of Royal Adhesives on target with $15 million of incremental cost synergies realized in fiscal 2019;
■	Organic revenue was down 0.9% versus the fourth quarter of 2018, with improved volume trends sequentially versus the third quarter of 2019;
■

Net income was $32 million or $0.61 of earnings per diluted share (EPS). Adjusted net income was $46 million[1], or $0.88[1] adjusted EPS. Adjusted EPS decreased 2% versus the same period last year, and would have increased approximately 4% excluding unfavorable impacts from foreign currency exchange and the divestiture of the surfactants, thickeners and dispersants business;

■	Completed the previously announced strategic realignment of our business into three new global business units as of Dec. 1, 2019.

Items of Note for 2020 Guidance

■	Adjusted diluted EPS of $3.15 to $3.35; up approximately 10% at the midpoint;
■	Adjusted EBITDA of $440 to $460 million; up approximately 4% at the midpoint;
■	Organic revenue growth of 1 to 2% from new business wins and share gains, even as challenging global macroeconomic conditions are assumed to continue in manufacturing sectors in 2020;
■	Approximately $20 million of cost savings resulting from the company’s business realignment drives additional earnings growth;
■	Debt repayment of approximately $200 million, on-track to accelerate the company’s 2020 deleveraging and exceed the three-year target by more than 10%.

Summary of Fourth Quarter 2019 Results

Net revenue of $739 million decreased 3.8% compared with the fourth quarter of 2018. Foreign currency exchange rates negatively impacted revenues by 2.1%, and the sale of the surfactants, thickeners and dispersants business negatively impacted revenues by 0.8%. Organic revenue, which excludes impacts from foreign currency and divestitures, was down 0.9% versus last year. Organic revenue growth in Americas Adhesives, Asia Pacific and Engineering Adhesives was offset by organic revenue declines in Construction Adhesives and EIMEA, primarily reflecting general industry and economic slowdowns in these areas.

Gross profit margin was 27.2%. Adjusted gross profit margin of 27.6%4 was down 20 basis points versus last year, driven by lower revenues and temporary higher manufacturing and inventory write off costs at certain former Royal Adhesives factories in the quarter, partially offset by favorable raw material costs. Selling, General and Administrative (SG&A) expense was $149 million. Adjusted SG&A expense of $133 million5 was roughly flat compared with the fourth quarter of 2018.

As a result of these factors, net income attributable to H.B. Fuller for the fourth quarter of 2019 was $32 million, or $0.61 per diluted share. Adjusted net income attributable to H.B. Fuller was $46 million1, or $0.881 of adjusted EPS, versus $47 million1, or $0.901 of adjusted EPS last year. Adjusted EPS decreased 2% versus the same period last year, and would have increased approximately 4% excluding unfavorable impacts from foreign currency exchange and the divestiture of the surfactants, thickeners and dispersants business.

“In the fourth quarter, we continued to gain share in strategic businesses including Engineering Adhesives and Hygiene, and our organic revenue trends improved sequentially compared with the third quarter,” said Jim Owens, president and chief executive officer. “For the full year, adjusted EPS was within our guidance range of $2.95 to $3.05 and adjusted earnings and EBITDA improved year-over-year on a constant currency basis. These results were achieved in a weak external environment which impacted organic growth. Our cash flow conversion remained very strong as a result of solid earnings and working capital management and we significantly exceeded our debt paydown target.”

Full Year 2019 Summary
Net revenue for fiscal 2019 of $2,897 million decreased 4.7% compared with fiscal 2018. Foreign currency exchange rates negatively impacted full year revenues by 3.3%, and the divestiture negatively impacted revenues by 0.3%. Organic full year revenue decreased by 1.1% year-over-year, due to lower revenues in Construction Adhesives and EIMEA partially offset by growth in Engineering Adhesives, Americas Adhesives and Asia Pacific.

Gross profit margin was 27.9%. Adjusted gross profit margin of 28.1%4 increased 50 basis points versus last year on lower raw material cost, favorable pricing and cost synergies from the integration of Royal Adhesives. Net income attributable to H.B. Fuller for fiscal 2019 was $131 million, or $2.52 per diluted share. Adjusted net income attributable to H.B. Fuller was $154 million1, or $2.961 per diluted share, compared with $1561 million, or $3.001 per diluted share, in fiscal 2018. Adjusted EPS would have increased approximately 6% compared with fiscal 2018 excluding the unfavorable impacts of foreign currency exchange and the divestiture of the surfactants and thickeners business. Adjusted EBITDA was $432 million1, compared with $449 million1 in the prior year period, and would have modestly increased year-over-year excluding unfavorable impacts from foreign currency and the divestiture.

Balance Sheet and Cash Flow

At the end of the fourth quarter of 2019, the Company had cash on hand of $112 million and total debt equal to $1,979 million. This compares to cash and debt levels equal to $151 million and $2,248 million, respectively, at the end of the fourth quarter of 2018. Cash flow from operations for the full year increased to $269 million from $253 million in 2018. Capital expenditures were $62 million in 2019, compared with $68 million in 2018.

Update on Business Realignment

Effective Dec. 1, 2019, H.B. Fuller completed the realignment of its business from five to three operating segments. Aligning our resources around the three new global business units (GBUs) – Engineering Adhesives, Hygiene, Health and Consumable Adhesives, and Construction Adhesives – better positions us to quickly identify trends and utilize our vast adhesives portfolio to deliver new solutions targeted to evolving trends. In addition, the new organizational structure enabled a simplification of our business processes and elimination of more than 150 redundant positions, globally, leading to reduced costs.

“We are entering the new year with a strategically focused and realigned business poised for growth and beginning to see areas of positive trends on the top line,” said Owens. “We win with customers by solving their adhesive problems better and faster than competitors. By organizing into global business units, we benefit from reduced complexity, enhanced collaboration, and increased speed to market. Our new global teams and expanded utilization of our shared services model are in place, and our entire organization is focused on capturing new market share at greater profitability in 2020, and in the years ahead.”

The company updated the range of its previously disclosed cost savings target from this realignment to $25 to $35 million by 2021, with approximately two thirds of the savings to be realized in 2020. In its Nov. 13, 2019 filing on Form 8-K with the Securities and Exchange Commission, the company announced approximately $9 to $11 million of restructuring costs associated with this initiative to be recognized across the next several fiscal quarters. The company incurred $9 million of restructuring costs in the quarter ended Nov. 30, 2019.

Financial Guidance

For fiscal year 2020, the company anticipates adjusted EPS of $3.15 to $3.35 and adjusted EBITDA of $440 to $460 million. Full year organic revenue growth is expected to be 1 to 2% compared with 2019, with net revenue growth impacted by an estimated unfavorable impact from foreign currency exchange rates of 0.5% and an unfavorable 0.5% impact from the divestiture of the surfactants business resulting in net revenue growth between 0 and 1%. The company’s core tax rate, excluding the impact of discrete items, is expected to be between 26% and 28%. H.B. Fuller expects to invest approximately $85 million in capital items in 2020.

“In 2020, we are focused on executing the growth drivers and cost savings that are enabled by our GBU realignment and the synergies provided by the Royal Adhesives acquisition,” Owens said. “Our plan delivers organic growth in a continued challenging global manufacturing environment forecasted for 2020. In addition, we are reducing costs to support 10% earnings growth and increased cash flow. As a result of profit margin and working capital improvements, high cash flow conversion rates and our focused capital management programs, we remain on track to significantly exceed our committed $600 million in debt paydown by the end of 2020.”

This guidance excludes estimated pre-tax expenses of $6 to $10 million related to the company’s global business realignment and completion of the integration of the Royal business, and pre-tax expenses of $12 to $15 million related to ERP development costs. The company’s guidance could be impacted by further rule making relative to U.S. Tax Reform as well as potential tax law changes in other countries where we do business. A complete reconciliation of the non-GAAP financial information contained in our 2020 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Conference Call

The Company will host an investor conference call to discuss fourth quarter results on Thursday, Jan. 23, 2020, at 10:30 a.m. EST. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast, and may be accessed from the company's website at https://investors.hbfuller.com/calendar. Participants should access the webcast prior to the start of the call to register for the event and install and test any necessary software. The webcast and presentation will be archived on the Company’s website. A telephone replay of the conference call will be available approximately 1 hour after the conclusion of the call, through Jan. 30, 2020. To access the telephone replay dial 1-877-344-7529 or 1-412-317-0088 and enter access code 10137645.

Certain amounts presented in this release and the accompanying financial statements and data are preliminary and are subject to change in the company’s Annual Report on Form 10-K for the year ended Nov. 30, 2019 when it is filed with the Securities and Exchange Commission.

Regulation G

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained in our fiscal 2019 outlook, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort. The footnotes in the text of this press release refer to the footnotes in these tables.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2019 net revenue of $2.9 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal Adhesives transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a results of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies, cost savings and operating efficiencies from the Royal transaction or the business realignment within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing for the fiscal year ended December 1, 2018. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of		13 Weeks Ended	Percent of
	November 30, 2019	Net Revenue		December 1, 2018	Net Revenue
Net revenue	$739,106	100.0%		$768,429	100.0%
Cost of sales	(537,889)	(72.8%	)	(561,000)	(73.0%	)
Gross profit	201,217	27.2		207,429	27.0%

Selling, general and administrative expenses	(148,521)	(20.1%	)	(142,932)	(18.6%	)
Other expense, net	8,830	1.2%		2,935	0.4%
Interest expense	(23,933)	(3.2%	)	(27,574)	(3.6%	)
Interest income	2,987	0.4%		3,005	0.4%
Income (loss) before income taxes and income from equity method investments	40,580	5.5%		42,863	5.6%

Income taxes	(10,506)	(1.4%	)	(3,488)	(0.5%	)

Income from equity method investments	2,151	0.3%		1,990	0.3%
Net income including non-controlling interests	32,225	4.4%		41,365	5.4%

Net income attributable to non-controlling interests	(11)	(0.0%	)	(20)	(0.0%	)
Net income attributable to H.B. Fuller	$32,214	4.4%		$41,345	5.4%

Basic income per common share attributable to H.B. Fuller	$0.63			$0.82
Diluted income per common share attributable to H.B. Fuller	$0.61			$0.79

Weighted-average common shares outstanding:
Basic	51,089			50,712
Diluted	52,423			52,017

Dividends declared per common share	$0.160			$0.155

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	November 30, 2019	December 1, 2018	December 2, 2017
Cash & cash equivalents	$112,191	$150,793	$194,398
Trade accounts receivable, net	493,181	495,008	473,700
Inventories	337,267	348,461	372,102
Trade payables	298,869	273,378	268,467
Total assets	3,985,734	4,176,314	4,373,243
Total debt	1,979,116	2,247,527	2,451,910

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	52 Weeks Ended	Percent of		52 Weeks Ended	Percent of
	November 30, 2019	Net Revenue		December 1, 2018	Net Revenue
Net revenue	$2,897,000	100.0%		$3,041,002	100.0%
Cost of sales	(2,090,078)	(72.1%	)	(2,212,844)	(72.8%	)
Gross profit	806,922	27.9%		828,158	27.2%

Selling, general and administrative expenses	(580,928)	(20.1%	)	(590,267)	(19.4%	)

Other income (expense), net	37,943	1.3%		18,055	0.6%
Interest expense	(103,287)	(3.6%	)	(110,994)	(3.6%	)
Interest income	12,178	0.4%		11,774	0.4%
Income from continuing operations before income taxes and income from equity method investments	172,828	6.0%		156,726	5.2%

Income taxes	(49,408)	(1.7%	)	6,356	0.2%

Income from equity method investments	7,424	0.3%		8,150	0.3%
Net income including non-controlling interests	130,844	4.5%		171,232	5.6%

Net income attributable to non-controlling interests	(27)	(0.0%	)	(24)	(0.0%	)
Net income attributable to H.B. Fuller	$130,817	4.5%		$171,208	5.6%

Basic income per common share attributable to H.B. Fuller[a]	$2.57			$3.38
Diluted income per common share attributable to H.B. Fuller[a]	$2.52			$3.29

Weighted-average common shares outstanding:
Basic	50,920			50,591
Diluted	51,983			51,975

Dividends declared per common share	$0.635			$0.615

[a] Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018

Net income attributable to H.B. Fuller	$32,214	$41,345	$130,817	$171,208

Adjustments:
Acquisition project costs	45	616	2,204	2,833
Tonsan call option agreement	-	3,555	-	1,496
Organizational realignment	6,535	469	7,647	2,836
Royal restructuring and integration	1,957	5,930	787	20,351
Tax reform	76	(7,138)	132	(43,276)
Project One	937	451	4,115	4,780
Other	4,520	1,336	7,964	(4,266)
Adjusted net income attributable to H.B. Fuller[1]	46,284	46,564	153,666	155,962

Add:
Interest expense	23,933	27,468	103,287	110,624
Interest income	(2,987)	(3,005)	(12,178)	(11,774)
Income taxes	10,246	13,580	47,465	49,541
Depreciation and amortization expenseA	34,702	35,964	140,105	144,400
Adjusted EBITDA[1]	112,178	120,571	432,345	448,753

Diluted Shares	52,423	52,017	51,983	51,975
Adjusted diluted income per common share attributable to H.B. Fuller[1]	$0.88	$0.90	$2.96	$3.00

Revenue	$739,106	$768,429	$2,897,000	$3,041,002
Adjusted EBITDA margin[1]	15.2%	15.7%	14.9%	14.8%

[1] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with GAAP.

A Depreciation and amortization expense added back for Adjusted EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling $34 and ($1,101) for the three and twelve months ended November 30, 2019, respectively, and $0 and ($726) for the three and twelve months ended December 1, 2018, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	13 Weeks Ended			52 Weeks Ended
	November 30, 2019	December 1, 2018		November 30, 2019	December 1, 2018
Net Revenue
Americas Adhesives	$261,366	$265,434		$1,022,775	$1,051,365
EIMEA	164,669	174,790		640,913	697,448
Asia Pacific	71,476	71,172		271,585	278,162
Construction Adhesives	93,294	106,921		394,912	452,046
Engineering Adhesives	148,301	150,112		566,815	561,981
Total H.B. Fuller	$739,106	$768,429		$2,897,000	$3,041,002

Segment Operating Income
Americas Adhesives	$21,723	$26,173		$92,195	$98,966
EIMEA	3,802	6,875		22,256	29,589
Asia Pacific	6,514	6,737		22,165	17,742
Construction Adhesives	823	6,008		11,971	30,418
Engineering Adhesives	19,834	18,704		77,407	61,176
Total H.B. Fuller	$52,696	$64,497		$225,994	$237,891

Adjusted EBITDA[1]
Americas Adhesives	$36,834	$42,263		$148,492	$159,907
EIMEA	18,159	18,702		66,020	73,153
Asia Pacific	10,044	9,295		34,435	29,101
Construction Adhesives	12,457	17,980		56,696	78,461
Engineering Adhesives	31,152	32,516		119,255	103,423
Corporate unallocated	3,532	(185)		7,447	4,708
Total H.B. Fuller	$112,178	$120,571		$432,345	$448,753

Adjusted EBITDA Margin[1]
Americas Adhesives	14.1%	15.9%		14.5%	15.2%
EIMEA	11.0%	10.7%		10.3%	10.5%
Asia Pacific	14.1%	13.1%		12.7%	10.5%
Construction Adhesives	13.4%	16.8%		14.4%	17.4%
Engineering Adhesives	21.0%	21.7%		21.0%	18.4%
Corporate unallocated	0.5%	(0.0%	)	0.3%	0.2%
Total H.B. Fuller	15.2%	15.7%		14.9%	14.8%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018
Income before income taxes and income from equity method investments	$40,580	$42,863	$172,828	$156,726

Adjustments:
Acquisition project costs	63	848	2,703	3,957
Tonsan call option agreement	-	3,555	-	1,496
Organizational realignment	9,280	544	10,168	2,840
Royal restructuring and integration	2,327	8,094	713	28,566
Tax reform	106	305	180	305
Project One	1,293	601	5,275	6,867
Other	741	1,364	1,867	(3,380)

Adjusted income before income taxes and income from equity method investments[2]	$54,390	$58,174	$193,734	$197,377

[2] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018
Income Taxes	$(10,506)	$(3,488)	$(49,408)	$6,356

Adjustments:
Acquisition project costs	(17)	(232)	(500)	(1,124)
Organizational realignment	(2,746)	(75)	(2,521)	(4)
Royal restructuring and integration	(371)	(2,164)	74	(8,215)
Tax reform	(29)	(7,444)	(49)	(43,582)
Project One	(356)	(150)	(1,159)	(2,087)
Other	3,779	(27)	6.098	(885)
Adjusted income taxes[3]	$(10,246)	$(13,580)	$(47,465)	$(49,541)

Adjusted income before income taxes and income from equity method investments	$54,390	$58,174	$193,734	$197,377
Adjusted effective income tax rate[3]	18.8%	23.3%	24.5%	25.1%

[3] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as adjusted income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018

Net revenue	$739,106	$768,429	$2,897,000	$3,041,002

Gross profit	$201,217	$207,429	$806,922	$828,158
Gross profit margin	27.2%	27.0%	27.9%	27.2%

Adjustments:
Acquisition project costs	-	526	-	2,522
Organizational realignment	506	235	381	1,533
Royal restructuring and integration	2,065	2,810	6,316	5,026
Other	199	2,407	191	2,407
Adjusted gross profit[4]	$203,987	$213,407	$813,810	$839,646
Adjusted gross profit margin[4]	27.6%	27.8%	28.1%	27.6%

[4] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018

Selling, general and administrative expenses	$(148,521)	$(142,932)	$(580,928)	$(590,267)

Adjustments:
Acquisition project costs	63	323	2,703	1,437
Tonsan call option agreement	-	3,450	-	1,127
Organizational realignment	8,746	309	13,300	1,307
Royal restructuring and integration	4,551	5,114	15,296	23,370
Tax reform	105	305	180	305
Project ONE	1,293	601	5,275	6,867
Other	363	380	1,497	407
Adjusted selling, general and administrative expenses[5]	$(133,400)	$(132,450)	$(542,677)	$(555,447)

[5] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
13 Weeks Ended November 30, 2019
Net income attributable to H.B. Fuller	$23,703	$4,352	$6,555	$1,536	$19,908	$56,054	$(23,840)	$32,214

Adjustments:
Acquisition project costs	16	10	25	5	6	62	(17)	45
Organizational realignment	2,866	3,827	852	778	929	9,252	(2,717)	6,535
Royal restructuring and integration	1,242	2,678	390	840	1,465	6,615	(4,658)	1,957
Tax reform	40	26	13	12	15	106	(30)	76
Project One	493	314	159	146	181	1,293	(356)	937
Other	199	363	-	-	-	562	3,958	4,520

Adjusted net income attributable to H.B. Fuller[1]	28,559	11,570	7,994	3,317	22,504	73,944	(27,660)	46,284

Add:
Interest expense	-	-	-	-	-	-	23,933	23,933
Interest income	-	-	-	-	-	-	(2,987)	(2,987)
Income taxes	-	-	-	-	-	-	10,246	10,246
Depreciation and amortization expense	8,275	6,589	2,050	9,140	8,648	34,702	-	34,702
Adjusted EBITDA[1]	$36,834	$18,159	$10,044	$12,457	$31,152	$108,646	$3,532	$112,178

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
52 Weeks Ended November 30, 2019
Net income attributable to H.B. Fuller	$100,101	$24,752	$22,328	$14,741	$77,734	$239,656	$(108,839)	$130,817

Adjustments:
Acquisition project costs	1,000	649	378	302	375	2,704	(500)	2,204
Organizational realignment	5,942	4,889	1,040	655	1,155	13,681	(6,034)	7,647
Royal restructuring and integration	4,578	6,975	1,679	4,261	4,093	21,586	(20,799)	787
Tax reform	68	44	22	21	25	180	(48)	132
Project One	1,993	1,288	652	598	744	5,275	(1,160)	4,115
Other	1,113	598	-	-	-	1,711	6,253	7,964

Adjusted net income attributable to H.B. Fuller[1]	114,795	39,195	26,099	20,578	84,126	284,793	(131,127)	153,666

Add:
Interest expense	-	-	-	-	-	-	103,287	103,287
Interest income	-	-	-	-	-	-	(12,178)	(12,178)
Income taxes	-	-	-	-	-	-	47,465	47,465
Depreciation and amortization expense	33,697	26,825	8,336	36,118	35,129	140,105	-	140,105
Adjusted EBITDA[1]	$148,492	$66,020	$34,435	$56,696	$119,255	$424,898	$7,447	$432,345

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
13 Weeks Ended December 1, 2018
Net income attributable to H.B. Fuller	$28,576	$8,153	$6,945	$7,015	$19,067	$69,756	$(28,411)	$41,345

Adjustments:
Acquisition project costs	796	22	10	10	11	849	(233)	616
Tonsan call option agreement	-	-	-	-	3,449	3,449	106	3,555
Organizational realignment	12	361	4	163	4	544	(75)	469
Royal Restructuring	1,688	3,053	391	1,506	1,287	7,925	(1,995)	5,930
Tax reform	120	75	35	36	39	305	(7,443)	(7,138)
Project One	236	148	70	71	76	601	(150)	451
Other	1,796	(8)	(169)	(77)	(179)	1,363	(27)	1,336

Adjusted net income attributable to H.B. Fuller[1]	33,224	11,804	7,286	8,724	23,754	84,792	(38,228)	46,564

Add:
Interest expense	-	-	-	-	-	-	27,468	27,468
Interest income	-	-	-	-	-	-	(3,005)	(3,005)
Income taxes	-	-	-	-	-	-	13,580	13,580
Depreciation and amortization expense	9,039	6,898	2,009	9,256	8,762	35,964	-	35,964
Adjusted EBITDA[1]	$42,263	$18,702	$9,295	$17,980	$32,516	$120,756	$(185)	$120,571

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
52 Weeks Ended December 1, 2018
Net income attributable to H.B. Fuller	$106,955	$33,742	$18,063	$33,908	$62,094	$254,762	$(83,554)	$171,208

Adjustments:
Acquisition project costs	3,679	94	45	45	95	3,958	(1,125)	2,833
Tonsan call option agreement	-	-	-	-	1,126	1,126	370	1,496
Organizational realignment	200	1,702	8	922	9	2,841	(5)	2,836
Royal Restructuring	9,002	7,597	1,874	5,843	4,081	28,397	(8,046)	20,351
Tax reform	121	75	35	36	39	306	(43,582)	(43,276)
Project One	2,700	1,690	797	809	871	6,867	(2,087)	4,780
Other	1,817	(7)	(168)	(76)	(178)	1,388	(5,654)	(4,266)

Adjusted net income attributable to H.B. Fuller[1]	124,474	44,893	20,654	41,487	68,137	299,645	(143,683)	155,962

Add:
Interest expense	-	-	-	-	-	-	110,624	110,624
Interest income	-	-	-	-	-	-	(11,774)	(11,774)
Income taxes	-	-	-	-	-	-	49,541	49,541
Depreciation and amortization expense	35,433	28,260	8,447	36,974	35,286	144,400	-	144,400
Adjusted EBITDA[1]	$159,907	$73,153	$29,101	$78,461	$103,423	$444,045	$4,708	$448,753

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 30, 2019		November 30, 2019
	Total		Total
Price	(0.5%	)	1.0%
Volume	(0.4%	)	(2.1%	)
Organic	(0.9%	)	(1.1%	)
M&A	(0.8%	)	(0.3%	)
F/X	(2.1%	)	(3.3%	)
Total H.B. Fuller	(3.8%	)	(4.7%	)

	13 Weeks Ended						52 Weeks Ended
	November 30, 2019						November 30, 2019
	Net Revenue		F/X and M&A		Organic Growth (Decline)		Net Revenue		F/X and M&A		Organic Growth (Decline)

Americas Adhesives	(1.5%	)	(4.7%	)	3.2%		(2.7%	)	(3.8%	)	1.1%
EIMEA	(5.8%	)	(2.3%	)	(3.5%	)	(8.1%	)	(5.4%	)	(2.7%	)
Asia Pacific	0.4%		(1.8%	)	2.2%		(2.4%	)	(3.5%	)	1.1%
Construction Adhesives	(12.7%	)	(0.4%	)	(12.3%	)	(12.6%	)	(0.6%	)	(12.0%	)
Engineering Adhesives	(1.2%	)	(2.4%	)	1.2%		0.9%		(3.3%	)	4.2%
Total H.B. Fuller	(3.8%	)	(2.9%	)	(0.9%	)	(4.7%	)	(3.6%	)	(1.1%	)